XOX CORPORATION


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Form 10-KSB  Exhibit 11.1 Computation of Net Loss per share


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PRIMARY NET LOSS PER SHARE:
  Weighted average common shares outstanding              1,830,434       1,155,065
  Common shares outstanding oursuant to Staff
    Accounting Bulletin No. 83                               69,882         167,716
                                                        -----------     -----------
                                                          1,900,316         167,716
                                                        ===========     ===========

Net loss                                                ($1,667,399)    ($1,600,945)
                                                        ===========     ===========

Nel loss per share                                           ($0.88)         ($1.21)
                                                        ===========     ===========

FULLY DILUTED NET LOSS PER SHARE:
  Primary shares outstanding                              1,900,316         1322781
  Preferred stock on an as if converted basis               160,000          160000
                                                        -----------     -----------
                                                          2,060,316         1482781
                                                        ===========     ===========

Net loss                                                ($1,667,399)    ($1,600,945)
                                                        ===========     ===========

Net loss per share                                           ($0.81)         ($1.08)
                                                        ===========     ===========

SUPPLEMENTARY NET LOSS PER SHARE:
  Fully diluted shares outstanding                        2,060,316
  Common shares assumed issued for repayment of debt         54,571
                                                        -----------
                                                          2,114,887
                                                        ===========

Net loss                                                ($1,667,399)
interest related to debt repayed                             28,650
                                                        -----------
                                                        ($1,638,749)
                                                        ===========

Net loss per share                                           ($0.77)
                                                        ===========
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